SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

      Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               July 9, 2003
                              Date of Report

                               June 25, 2003
                     (Date of Earliest Event Reported)

                         GloTech Industries, Inc.
          (Exact Name of Registrant as Specified in its Charter)

       Nevada                333-75297            87-0616524
  (State or other     Commission File Number     (IRS Employer
  jurisdiction of                                  I.D. No.)
   incorporation)

                          2153 SE Hawthorne Road
                           Gainesville, FL 32641
                 (Address of Principal Executive Offices)

                               352-334-7245
                      (Registrant's Telephone Number)

                              Not Applicable
       (Former Name or Former Address if changed Since Last Report)

Item 2.  Acquisition of Assets

The registrant, GloTech Industries, Inc. ("GloTech"), has executed an Agreement and Plan of Acquisition with UTEK Corporation of Delaware ("UTEK") to acquire the assets of Advanced Illumination Technologies, Inc. ("AITI"), a subsidiary of UTEK. The Agreement was dated June 23, 2003 and closed on June 25, 2003. As a result of this transaction, AITI became a wholly owned subsidiary of GloTech.

Assets of AITI at the transaction date were $55,000 consisting of $50,000 in cash and a patent license agreement valued at $5,000. The non-exclusive license is to develop and market commercial products using a patent-pending "Lighted Line" technology developed by the National Institute of Occupational Safety and Health. The lighted line is a flexible, illuminated safety line that was designed to keep rescue and exploration team members together in low-light areas such as tunnels or smoke-filled buildings. The license agreement expires on June 19, 2023.

Pursuant to the Agreement, GloTech issued 1,000,000 shares of its restricted $.001 par value common stock to UTEK in exchange for 1,000 shares of AITI common stock, par value $1.00, representing all of the issued and outstanding shares of AITI common stock. The amount of consideration was based on arms-length negotiations and GloTech's internal assessment of the value of the license agreement over twenty years.

Clifford M. Gross entered the agreement on behalf of UTEK and AITI was represented by Sam I. Reiber. Mr. Heinz Fraunhoffer represented GloTech in the transaction. GloTech and UTEK had previously entered into a strategic alliance whereby UTEK would identify technologies for potential acquisition by GloTech.

Item 5.  Other Events, Addition of Officers and Directors

On June 16, 2003, GloTech issued a press release announcing the addition of two members to the Board of Directors. Mr. George Harman was named as Chairman of the Board and Mr. Paul W. Wright was named as director. The following is a brief biography of the new directors:

Mr. George Harman formerly served as Chief Executive Officer and Chairman of FullCircle Registry, Inc., a technology-based company that provides secure digital document storage and retrieval services. Prior to working with FullCircle, Mr. Harman served as Chief Executive Officer and director of Coordinated Financial Services, Inc., a financial planning firm. Mr. Harman has been actively engaged in various areas of financial planning, sales, marketing and business management since 1981.

For the past ten years, Mr. Paul W. Wright has been president of Wright and Associates, a firm focusing on mergers and acquisitions. Mr. Wright also currently serves as Chairman of the Board of Kentucky Venture Capital Associates, Inc. and is a member of the Fortis Group, an international insurance, banking and investment organization. Mr. Wright previously worked for MONY Financial Services and Creative Financial Planners where he conducted transactions involving the insurance, banking and healthcare industries. Mr. Wright graduated from Pennsylvania State University in

1976.

Item 7.  Financial Statements

  (a) Financial Statements of Businesses Acquired, Advanced Illumination Technologies, Inc. to be filed within 60 days.

  (b)  Pro Forma Financial Information to be filed within 60 days.

Exhibits:

 Number  Description

 2.1     Agreement and Plan of Acquisition between GloTech
         Industries, Inc., UTEK Corporation and Advanced
         Illumination Tecgnologies, Inc. dated June 23, 2003.

 99.1    Public Health Service Patent License Agreement dated
         June 19, 2003

 99.2    GloTech Industries, Inc. press release dated June 25,
         2003 announcing acquisition of Advanced Illumination
         Technologies, Inc.

 99.3    GloTech Industries, Inc. press release dated June 16,
         2003 announcing new members of Board of Directors.



                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   GloTech Industries, Inc.

                                   /s/Heinz Fraunhoffer
                                   Chief Executive Officer
                                   Chief Financial Officer
                                   Date: July 9, 2003